                                                                    EXHIBIT 99.2

REPORT OF INDEPENDENT AUDITORS

To the Directors of Virtual Internet Plc
We have audited the accompanying group balance sheet of Virtual Internet Plc as of 31 October 2001 and 2000, and the related group profit and loss account and statement of total recognised gains and losses, and cash flows for each of the two years in the period ended 31 October 2001. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements. We conducted out audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the consolidated financial position of Virtual Internet Plc at 31 October 2001 and 2000, and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period ended 31 October 2001 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 30 of Notes to the Financial Statements).
                                                         /s/ ERNST & YOUNG LLP
                                                         ---------------------
                                                             ERNST & YOUNG LLP
London, England
31 January 2002, except for
Note 29 - Subsequent Events and
Note 30 - Summary of Principle Differences Between United Kingdom and United States Generally Accepted Accounting Principles,
as to which the date is 16 May 2002.

VIRTUAL INTERNET PLC
GROUP PROFIT AND LOSS ACCOUNT

                                                             Year ended 31 October
                                                                  2001      2000
                                                    Notes         L000      L000
TURNOVER
Continuing operations                                   2        9,332     6,259
Cost of sales                                                    2,873     1,876
                                                          ------------   -------
GROSS PROFIT                                                     6,459     4,383
                                                          ------------   -------
Selling and distribution costs                                   5,402     2,068
Administrative expenses:
   Before goodwill amortisation and
     exceptional items                                           8,715     7,187
   Goodwill amortisation                                         1,638     3,294
   Employee share incentives                            4          344       361
Exceptional items:
   Restructuring costs                                  7          370         -
   Impairment of goodwill                               7       10,128         -
                                                          ------------   -------
                                                                21,195    10,842
                                                          ------------   -------
GROUP OPERATING LOSS
Continuing operations                                   3      (20,138)   (8,527)
Share of loss of joint venture                         13         (145)      (70)
                                                          ------------   -------
TOTAL OPERATING LOSS                                           (20,283)   (8,597)
Interest receivable and similar income                             637       656
Interest payable and similar charges                    8          (12)      (57)
                                                          ------------   -------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION             2      (19,658)   (7,998)
Tax on loss on ordinary activities                      9            -         -
                                                          ------------   -------
LOSS FOR THE FINANCIAL YEAR  (1)                       23      (19,658)   (7,998)
                                                          ============   =======

Loss per share - basic and diluted                     10        79.0p     34.8p
Adjusted loss per share - basic and diluted            10        30.3p     18.9p

(1) A summary of the significant adjustments to loss for the year that would be required if United States generally accepted accounting principles were to be applied is set out in Note 30 of Notes to the Accounts.

VIRTUAL INTERNET PLC
GROUP STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                              Year ended 31 October
                                                                  2001       2000
                                                                  L000       L000
Loss for the financial year attributable to
 members of the parent company                                 (19,658)    (7,998)
Exchange difference on retranslation of net assets of
 subsidiary undertakings                                             1          6
                                                            ----------    -------
TOTAL RECOGNISED LOSS RELATING TO THE YEAR                     (19,657)    (7,992)
                                                            ==========    =======

(1) The statement of comprehensive income required by United States generally accepted accounting principles is set out in Note 30 of Notes to the Accounts.

VIRTUAL INTERNET PLC
GROUP BALANCE SHEET

                                                                    31 October
                                                                  2001      2000
                                                    Notes         L000      L000
FIXED ASSETS
Intangible assets                                      11            -    10,903
Tangible assets                                        12        3,089     1,708
Investments                                            13          127         -
                                                          ------------   -------
                                                                 3,216    12,611
                                                          ------------   -------
CURRENT ASSETS
Stocks                                                 14          295       248
Debtors                                                15        3,497     2,523
Cash at bank and in hand                                         8,635    19,507
                                                          ------------   -------
                                                                12,427    22,278
CREDITORS: amounts falling due within one year         16        3,019     3,195
                                                          ------------   -------
NET CURRENT ASSETS                                               9,408    19,083
                                                          ------------   -------
TOTAL ASSETS LESS CURRENT LIABILITIES                           12,624    31,694

CREDITORS: amounts falling due after more
           than one year                               17          128       180

PROVISIONS FOR LIABILITIES AND CHARGES                 20           29        23

                                                          ------------   -------
                                                                12,467    31,491
                                                          ============   =======
CAPITAL AND RESERVES  (1)
Called up share capital                                22        6,278     6,177
Share premium account                                  23       26,616    26,444
Other reserves                                         23       11,614    11,735
Profit and loss account                                23      (32,041)  (12,865)
                                                          ------------   -------
Shareholders' funds: Equity                            24       12,467    31,491
                                                          ============   =======

(1)A summary of the significant adjustments to capital and reserves that would be required if United States generally accepted accounting principles were to be applied is set out in Note 30 of Notes to the Accounts.

VIRTUAL INTERNET PLC
GROUP STATEMENT OF CASH FLOWS

                                                              Year ended 31 October
                                                                  2001      2000
                                                    Notes         L000      L000
NET CASH OUTFLOW FROM OPERATING ACTIVITIES          25(a)       (7,970)   (5,223)
                                                          ------------   -------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                  637       656
Interest paid                                                      (12)      (57)
                                                          ------------   -------
                                                                   625       599
                                                          ------------   -------
TAXATION
Corporation tax paid                                                 -         -
                                                          ------------   -------
CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets                       (2,344)   (1,284)
Payments to acquire investments in own shares                      (91)        -
                                                          ------------   -------
                                                                (2,435)   (1,284)
                                                          ------------   -------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertaking                                (617)     (285)
Investment in joint venture                                       (145)      (70)
Net cash acquired with subsidiary undertaking                       15         -
Net cash transferred with subsidiary undertaking
     on disposal                                                   (18)        -
                                                          ------------   -------
                                                                  (765)     (355)
                                                          ------------   -------
NET CASH OUTFLOW BEFORE MANAGEMENT
 OF LIQUID RESOURCES AND FINANCING                             (10,545)   (6,263)
                                                          ------------   -------
MANAGEMENT OF LIQUID RESOURCES
Decrease/(increase) in short term deposits          25(b)       11,400   (18,421)
                                                          ------------   -------
FINANCING
Issue of ordinary share capital                                     32    27,014
Issue costs                                                          -    (2,098)
Movement in long term borrowings                                   (27)       14
Capital element of finance lease rental payments                   (25)      (19)
Repayment of loan notes                                              -      (279)
                                                          ------------   -------
                                                                   (20)   24,632
                                                          ------------   -------
INCREASE/(DECREASE) IN CASH                                        835       (52)
                                                          ============   =======

(1) The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles is set out in Note 30 of Notes to the Accounts.

VIRTUAL INTERNET PLC
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

                                                               Year ended 31 October
                                                                  2001      2000
                                                    Notes         L000      L000
Increase/(decrease) in cash                                        835       (52)
Cash outflow from movement in loans                                 52       284
Cash outflow from increase in liquid resources                 (11,400)   18,421
                                                          ------------   -------
Change in net funds resulting from cash flows                  (10,513)   18,653
Loans acquired with subsidiaries                                     -         -
Other                                                                -         -
                                                          ------------   -------
MOVEMENT IN NET FUNDS                               25(b)      (10,513)   18,653
NET FUNDS AT BEGINNING OF YEAR                      25(b)       18,972       319
                                                          ------------   -------
NET FUNDS AT END OF YEAR                            25(b)        8,459    18,972
                                                          ============   =======

VIRTUAL INTERNET PLC
NOTES TO ACCOUNTS

1.   ACCOUNTING POLICIES

BASIS OF PREPARATION
The financial information has been prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

BASIS OF CONSOLIDATION
The Group accounts consolidate the results of Virtual Internet Plc and its subsidiary undertakings from their respective dates of acquisition.

WebControl GmbH has been included in the Group accounts using the acquisition method of accounting. Accordingly, the Group profit and loss account and statement of cash flows include the results and cash flows of WebControl GmbH for the period from 19 February 2001, the date of acquisition, to 30 October 2001, the date of disposal. Entities in which the Group holds an interest on a long-term basis and are jointly controlled by the Group and one or more other ventures under a contractual arrangement are treated as joint ventures. In the Group accounts, joint ventures are accounted for using the gross equity method.

Goodwill arising on consolidation represents the excess of fair value of the consideration paid over the fair value of the identifiable net assets acquired. Goodwill has been capitalised and amortised on a straight-line basis over its estimated useful economic life.

Goodwill is reviewed for impairment at the end of the first full financial year following the acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable. When a review for impairment is conducted the recoverable amount is assessed by reference to the net present value of expected future cash flows of the relevant income-generating unit or disposal value if higher.

DEPRECIATION
Depreciation is provided on the following tangible fixed assets at rates calculated to write off the cost or valuation, less estimated residual value based on prices prevailing at the date of acquisition or revaluation, of each asset evenly over its expected useful life as follows:

Buildings                  2% per annum
Leasehold improvements     over term of lease
Fixtures and fittings      20% per annum
Computer equipment         33.3% per annum

The carrying values of tangible fixed assets are reviewed for impairment in periods, or if events or changes in circumstances indicate the carrying value may not be recoverable.

DEVELOPMENT EXPENDITURE
Software and product development expenditure is written off as incurred, except that expenditure incurred on an individual project is carried forward when its future recoverability can reasonably be regarded as assured. Any expenditure carried forward is amortised in line with the expected future sales from the related project.

FIXED ASSET INVESTMENTS
The carrying values of fixed asset investments are reviewed for impairment in periods, or if events or changes in circumstances indicate the carrying value may not be recoverable.

STOCKS
Stocks are stated at the lower of cost and net realisable value.

Work in progress comprises the cost of labour and third party costs plus attributable overheads based on a normal level of activity.

Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion.

DEFERRED TAXATION
Deferred taxation is provided using the liability method on all timing differences, to the extent that they are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

Deferred taxation assets are only recognised if recovery without replacement by equivalent debit balances is reasonably certain.

FOREIGN CURRENCIES
Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction or at the contracted rate if the transaction is covered by a forward exchange contract. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date.

The balance sheets of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date. The profit and loss accounts are translated at the average rate of exchange for the year. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves.

LEASING
Rentals payable under operating leases are charged in the profit and loss account on a straight-line basis over the lease term.

REVENUE RECOGNITION
Revenue relating to time based services which is invoiced in advance is deferred in the balance sheet and released to the profit and loss account in the periods in which the services are provided. All other revenue is recognised on an earned basis.

COST OF SHARE OPTION SCHEMES AND EMPLOYEE BENEFIT TRUST
In accordance with UITF Abstract 17, "Employee Share Schemes", the company recognises a charge to the profit and loss account for the amount by which the fair market value of any share options or benefits likely to be issued exceeds their respective exercise price on the date of the grant. These costs are recognised on a straight line basis over the period to which they relate.

In accordance with UITF Abstract 25, "National Insurance Contributions on Share Option Gains", the company provides for national insurance contributions on options granted or benefits likely to be issued on or after 6 April 1999 under its Unapproved Share Option Schemes and Employee Benefit Trust. Provision is made over the vesting period of the options or benefits likely to be issued at the prevailing rate of employer's national insurance, on the difference between the period end share value and the grant price, being the directors' best estimate of the ultimate liability at each period end.)

The Group has taken advantage of the exemption in UITF Abstract 17 not to recognise a charge in the profit and loss accounts in respect of SAYE share option awards.

CAPITAL INSTRUMENTS
Shares are included in shareholders' funds. Other instruments are classified as liabilities if they contain an obligation to transfer economic benefit and if not they are included in shareholders' funds.

2.   TURNOVER AND SEGMENTAL ANALYSIS
Turnover represents the amounts derived from the provision of goods and services which fall within the Group's ordinary activities, stated net of value added tax.

The Group operates in one business segment, the provision of Internet related services. It also operates within two geographical segments, the United Kingdom and the Rest of the World.

Turnover, Group loss on ordinary activities and net assets / (liabilities) are analysed as follows:

Geographical area                             United Kingdom  Rest of the World       Total
                                               2001     2000     2001     2000     2001     2000
                                               L000     L000     L000     L000     L000     L000
GROUP TURNOVER
Turnover by origin                            6,454    5,266    2,878      993    9,332    6,259
                                            =======  =======  =======  =======  =======  =======
Turnover by destination                       4,609    4,427    4,723    1,832    9,332    6,259
                                            =======  =======  =======  =======  =======  =======
LOSS
Segment loss:
Continuing operations                        (3,969)  (2,865)  (3,689)  (2,007)  (7,658)  (4,872)

Goodwill amortisation                                                            (1,638)  (3,294)
Impairment of goodwill                                                          (10,128)       -
Employee share incentives                                                          (344)    (361)
Restructuring costs                                                                (370)       -
                                                                                -------  -------
Group operating loss                                                            (20,138)  (8,527)
Share of loss of joint venture                                                     (145)     (70)
                                                                                -------  -------
Total operating loss                                                            (20,283)  (8,597)
Net interest                                                                        625      599
                                                                                -------  -------
Loss on ordinary activities before taxation                                     (19,658)  (7,998)
                                                                                =======  =======
NET ASSETS/(LIABILITIES)
Net assets/(liabilities) by segment:
Continuing operations                        16,799   33,694   (4,332)  (2,203)  12,467   31,491
                                            =======  =======  =======  =======  =======  =======

3.   OPERATING LOSS
The operating loss is stated after charging:

                                                                          2001     2000
                                                                          L000     L000
Auditors' remuneration
                 - audit services                                           62       54
                 - overseas audit services                                   8        6
                                                                       -------  -------
                                                                            70       60
                 - non-audit services                                       42      378

Depreciation of tangible fixed assets                                      963      346
Amortisation of goodwill                                                 1,638    3,294
Impairment of goodwill                                                  10,128        -
Restructuring costs                                                        370        -
Operating lease rentals -land and buildings                                507      137
                                                                       =======  =======

4.   EMPLOYEE SHARE INCENTIVES

                                                                 2001     2000
                                                                 L000     L000
Recognised in arriving at operating loss:
Long Term Incentive Plan ("LTIP"):
-UITF 17 charge                                                   360      149
-Employers National Insurance                                     (16)      23
Employee Benefit Trust ("EBT")
-UITF 17 (credit)/charge                                            -      (30)
-Employer's National Insurance                                      -      (30)
-Benefit awarded in cash                                            -      249
                                                              -------  -------
                                                                  344      361
                                                              =======  =======

This cost recognises the charge in the year in connection with the EBT and LTIP in accordance with Urgent Issues Task Force Statement 17 ("UITF 17") and an estimation of the related employer's national insurance liability on potential share benefits under the scheme.

During the previous financial year, the trustees of the EBT determined that the potential benefits which had been made available to employees of the Group since the EBT was set up should be awarded and that no more awards should be made under the scheme as the Group had set up new employee share incentive schemes. On the setting up of the EBT it was envisaged that the award to beneficiaries would be made only in shares. However, beneficiaries of the trust were given the choice of whether to receive their award in shares or cash. As a result of this change, the UITF 17 charge associated with awards made in cash was reversed and replaced with a charge which reflected the cash paid to the beneficiaries.

The charge in connection with UITF 17 is recognised as a movement in other reserves within shareholders' funds, see notes 23 and 24. The estimated employer's national insurance liability is recognised as a provision, see note
20. This provision is calculated based on the share price at the end of the year.

5.   DIRECTORS' EMOLUMENTS

Details, for each director, of remuneration and interests in share options and share benefits are set out below:

DIRECTORS' REMUNERATION

The remuneration of the directors was as follows:

                               Basic salary                         2001       2000
                                   and fees   Bonuses Benefits     Total      Total
                                          L         L        L         L          L
Executive directors

T Turcan                            120,000    12,000        -   132,000     96,667
J Wales                             120,000    12,000        -   132,000    121,539
J Drummond                          120,000         -        -   120,000    104,583
M Cartwright (appointed
     09.01.2001)                     75,000     9,000   13,200    97,200          -

Non-executive directors
W Slee                               16,667         -        -    16,667          -
F Mostert (resigned
     09.01.2001)                          -         -        -         -          -
A Chowdhury (appointed
     09.01.2001)                     11,250         -        -    11,250          -
                                  ---------  --------  -------  --------  ---------
                                    462,917    33,000   13,200   509,117    322,789
                                  =========  ========  =======  ========  =========

In addition, the sum of L6,404 (2000 - L7,930) was paid into a personal pension scheme for J Drummond.

The directors during the year and their beneficial interests in the share capital of the company at the year end were as follows:

                               At 31 October 2001            At 31 October 2000
                        Ordinary                         Ordinary
                          Shares    Options  Warrants      Shares  Options  Warrants
                             No.        No.       No.         No.      No.       No.
J Drummond            13,326,156*                     13,026,156        -         -
T Turcan                  23,272         **                    -       **         -
J Wales                        -         **                    -       **         -
M Cartwright                   -         **       -            -       **         -

W Slee                    10,000     10,000               10,000   10,000         -
F Mostert                      -     10,000       -            -   10,000         -
A Chowdhury                    -          -       -            -        -         -
                      ==========  =========  ========  ==========  =======  =======

* J Drummond acquired 300,000 shares during the year, 100,000 at 30 pence per share and 200,000 at 45 pence per share.

** see breakdown of options in next section.

INTERESTS IN OPTIONS

The company has share option and employee share benefit schemes by which executive directors and other staff are able to subscribe for ordinary shares in the company. The interests of the directors were as follows:

                                     At        Granted      Granted   Exercised      Lapsed          At
               Exercise      31 October      or Vested           by      during      during  31 October
                  Price            2000          (iii)   J Drummond    the year    the year        2001
T Turcan          L4.90          16,327(i)           -            -           -           -      16,327
                  L0.25          30,000(iii)    60,000            -           -           -      90,000
                       (iv)           -              -      280,000           -           -     280,000
J Wales           L4.90          60,000(i)           -            -           -           -      60,000
                  L0.25          16,875(iii)    60,000            -           -           -      76,875
                       (iv)           -              -      280,000           -           -     280,000
M Cartwright          -               -         60,000            -           -           -      60,000
W Slee                 (ii)      10,000(i)           -            -           -           -      10,000
F Mostert              (ii)      10,000(i)           -            -           -           -      10,000
A Chowdhury           -               -              -            -           -           -           -

(i)  The options are exercisable between 19 April 1999 and 26 April 2010.

(ii) Exercise price is 25p.

(iii) T Turcan and J Wales have entitlements under the Long Term Incentive Plan, ("LTIP") at an exercise price of 25p. The entitlements for these directors vest at 15,000 per quarter up to a maximum of 151,875 shares for J Wales and 165,000 for T Turcan and may be exercised, subject to closed periods, up to ten years after the date of grant. In the event of an offer being made to all of the shareholders which becomes, or is declared, unconditional all options may be exercised whether or not such options have vested.

(iv) On 13 August 2001 J Drummond granted options over 280,000 shares to each of T Turcan and J Wales from his personal shareholding, exercisable for L1 in aggregate. The options may be exercised up to ten years after the date of grant. The Company is responsible for the payment of employer's National Insurance contributions arising upon the exercise of these Options.

W Slee and F Mostert each have an option over 10,000 shares in lieu of non-executive directors fees. In the event of exercise the company will pay the subscription price for the relevant number of shares, in order for such sum to be applied towards the subscription price.

The market price of the company's shares on 31 October 2001 was L0.19 (2000 L1.36 per share) and the high and low share prices during the year were L1.75 and L0.16 respectively.

The interests of the directors to subscribe for or acquire ordinary shares have not changed since the year end.

6.   STAFF COSTS

                                                 2001       2000
                                                 L000       L000
Wages and salaries                              5,894      3,366
Social security costs                             761        487
Other pension costs                                 6          8
                                             --------   --------
                                                6,661      3,861
                                             ========   ========

The average monthly number of employees during the year/period was as follows:

                                                 2001       2000
                                                  No.        No.
Sales                                              46         24
Service fulfilment                                 55         32
Technical                                          30         27
Finance                                            12         12
Management and office administration               22         21
Marketing and business development                  8          8
                                             --------   --------
                                                  173        124
                                             ========   ========

7.   EXCEPTIONAL ITEMS

                                                 2001       2000
                                                 L000       L000
Impairment of goodwill                         10,128          -
Restructuring costs                               370          -
                                             --------   --------
                                               10,498          -
                                             ========   ========

In July 2001, in light of the continuing uncertainty in the economic climate as a whole and the widespread fall in valuations of companies operating in the internet services sector, the directors performed an impairment review of goodwill and fixed assets. As a result, the remaining goodwill of L10,128,000 was written off.

Restructuring costs represent the cost of reorganising the hosting business in the UK, and the closure of sales/support offices in France and Italy.

8.   INTEREST PAYABLE AND SIMILAR CHARGES

                                                 2001       2000
                                                 L000       L000
Bank loans and overdrafts                          12         57
                                             ========   ========

9.   TAX ON LOSS ON ORDINARY ACTIVITIES
As a result of the losses for the years ended 31 October 2001 and 2000, no corporation tax charge has arisen.

10.  LOSS PER ORDINARY SHARE
The calculation of basic loss per ordinary share is based on the loss after tax of L19,658,000 (2000 - L7,998,000) and 24,887,580 (2000 - 22,978,598) shares being the effective weighted average number of ordinary shares in issue during the year.

The loss attributable to ordinary shareholders and weighted average number of ordinary shares for the purposes of calculating the diluted loss per share are identical to those used for basic loss per ordinary share. This is because the exercise of share options and other share benefits would have the effect of reducing the loss per ordinary share and is therefore not dilutive under the terms of FRS 14.

                                                             2001          2000
                                                              No.           No.
The calculation of basic loss per ordinary share is
based on the effective weighted average number
of shares in issue during the period                   24,887,580    22,978,598
                                                    =============  ============

The adjusted loss per share is based on the loss after tax before goodwill amortisation, goodwill impairment and the employee share incentive charges:

                                                            2001       2000
                                                            L000       L000
Loss after tax as reported                                19,658      7,998
Less:
   Goodwill amortisation and impairment charge           (11,766)    (3,294)
   Charge in connection with employee share incentives      (344)      (361)
                                                        --------   --------
                                                           7,548      4,343
                                                        ========   ========

The effective weighted average number of ordinary shares used in the adjusted loss per share calculation is the same as used in calculating the basic loss per share.

11.  INTANGIBLE FIXED ASSETS

                                                                   Goodwill
                                                                       L000
Cost:
At 1 November 1999                                                   16,424
Additions                                                               284
                                                            ---------------
At 31 October 2000                                                   16,708
Additions                                                               863
                                                            ---------------
At 31 October 2001                                                   17,571
                                                            ===============

Amortisation:
At 1 November 1999                                                   (2,511)
Provided during the year                                             (3,294)
                                                            ---------------
At 31 October 2000                                                   (5,805)
Provided during the year                                             (1,638)
Impairment                                                          (10,128)
                                                            ---------------
At 31 October 2001                                                  (17,571)
                                                            ===============

Net book value at 31 October 2001                                         -
                                                            ===============
Net book value at 1 November 2000                                    10,903
                                                            ===============

Goodwill arising on acquisitions was amortised over 5 years.

In July 2001, in light of the continuing uncertainty in the economic climate as a whole and the widespread fall in valuations of companies operating in the internet services sector, the directors performed an impairment review of goodwill and fixed assets. As a result, the remaining goodwill of L10,128,000 was written off.

12.  TANGIBLE FIXED ASSETS

                                    Freehold
                                    land and      Leasehold   Fixtures and        Computer
                                   buildings   improvements       fittings       equipment        Total
                                        L000           L000           L000            L000         L000
At 1 November 1999                       340              -             96             398          833
Additions                                  -            114            195             974        1,284
                                  ----------    -----------    -----------      ----------   ----------
At 31 October 2000                       340            114            291           1,372        2,117
Additions                                  -            168             32           2,144        2,344
Acquisitions                               -              -              -              11           11
Disposals                                  -              -              -             (11)         (11)
                                  ----------    -----------    -----------      ----------   ----------
At 31 October 2001                       340            282            323           3,516        4,461
                                  ==========    ===========    ===========      ==========   ==========
Depreciation:
At 1 November 1999                         4              -              9              50           63
Provided during the year                   7             18             40             281          346
                                  ----------    -----------    -----------      ----------   ----------
At 31 October 2000                        11             18             49             331          409
Provided during the year                   7             31             63             862          963
                                  ----------    -----------    -----------      ----------   ----------
At 31 October 2001                        18             49            112           1,193        1,372
                                  ==========    ===========    ===========      ==========   ==========
Net book value:
At 31 October 2001                       322            233            211           2,323        3,089
                                  ==========    ===========    ===========      ==========   ==========
At 1 November 2000                       329             96            242           1,041        1,708
                                  ==========    ===========    ===========      ==========   ==========

Included in land and building is freehold land carried at L100,000 (2000 - L100,000) which is not depreciated.

13.  FIXED ASSET INVESTMENTS

                                                         2001          2000
                                                         L000          L000
Listed-own shares                                         127             -
Joint venture                                               -             -
                                                    ---------      --------
                                                          127             -
                                                    =========      ========

Own shares and other fixed asset investments

                                                         2001          2000
                                                         L000          L000
Own shares held by the Employee Benefit Trust             127             -
                                                    ---------      --------
                                                          127             -
                                                    =========      ========

Shares are held in an Employee Benefit Trust until such time as they may be transferred to employees in accordance with the terms of the scheme. Surplus shares may be held to satisfy future awards. Dividends on the shares owned by the trust, the purchase of which was funded by an interest free loan to the trust from Virtual Internet Plc, are waived. All expenses incurred by the trust are settled directly by Virtual Internet Plc and charged in the accounts as incurred.

As at 31 October 2001, the trust owned 424,765 shares which were purchased during the year and had a market value of L80,705. No provision in respect of the difference between the market value and carried value has been made since, as in the opinion of the directors, there has not been a permanent impairment in the value of Virtual Internet Plc's shares. Additionally as at 31 October 2001 the Trust owned 249,776 shares (2000 330,000 shares) which had been issued to it by the company with a market price of L47,457.

Joint Venture

                                                         2001          2000
                                                         L000          L000
At 1 November                                               -             -
Investment in RegistryPro                                 145            70
Shares of losses retained by Joint Venture               (145)          (70)
                                                    ---------      --------
At 31 October                                               -             -
                                                    =========      ========

The Group's share of losses in the joint venture is recognised in the profit and loss account.

RegistryPro is a joint venture with Register.com, Inc, a Nasdaq listed company. It was formed for the purpose of applying for the right to act as the registry for a new Top Level Domain .pro.

The Joint Venture has not traded during the year to 31 October 2001; therefore there is no turnover. The costs incurred during the year relate to start up costs.

JOINT VENTURES

RegistryPro Limited                                  50%       Ireland
RegistryPro Inc                                      50%           USA

On 19 February 2001 the company acquired 100% of the share capital of WebControl GmbH for a consideration of L552,000 in cash, L241,000 in share capital and a further L65,000 in costs. In July 2001 the company made a further investment in WebControl GmbH of L39,000. This subsidiary was disposed of on 30 October 2001 to the former owners of WebControl GmbH in exchange for the Virtual Internet Plc shares originally allotted; these shares are held by the EBT. The market value of the shares at the date of disposal of WebControl GmbH was L35,000.

Net assets at date of acquisition:

                                                        Book        Fair value       Fair value
                                                       Value       adjustments         to Group
                                                        L000              L000             L000
Tangible fixed assets                                     11                 -               11
Debtors                                                   35                 -               35
Cash                                                      15                 -               15
Creditors due within one year                            (66)                -              (66)

                                                    --------         ---------        ---------
Net assets                                                (5)                -               (5)
                                                    --------         ---------        ---------
Goodwill arising on acquisition                                                             863
                                                                                      ---------
                                                                                            858
                                                                                      =========


Discharged by:
Cash                                                                                        552
Fair value of shares issued (Note 22)                                                       241
Costs associated with the acquisition                                                        65
                                                                                      ---------
                                                                                            858
                                                                                      =========

During the period of ownership, WebControl GmbH contributed L173,000 to Group turnover and incurred losses of L210,000. In the Period from 1 July 2000 to 19 February 2001 WebControl GmbH had turnover of L162,000 and losses of L18,000 and in their financial year ended 30 June 2000 turnover of L212,000 and losses of L5,000.

14.  STOCKS

                                                          2001          2000
                                                          L000          L000
Work in progress                                           276           234
Stock                                                       19            14
                                                      --------      --------
                                                           295           248
                                                      ========      ========

15.  DEBTORS

                                                          2001          2000
                                                          L000          L000
Trade debtors                                            2,781         1,914
Other debtors                                              481           335
Prepayments and accrued income                             235           274
                                                      --------      --------
                                                         3,497         2,523
                                                      ========      ========

16.  CREDITORS: amounts falling due within one year

                                                          2001          2000
                                                          L000          L000
Bank loans (see note 18)                                    23            23
Bank overdraft                                               -           307
Obligations under finance leases and
     hire purchase contracts                                25            25
Trade creditors                                            751         1,104
Other taxes and social security costs                      508           317
Other creditors                                            261           491
Accrued expenses and deferred income                     1,451           928
                                                      --------      --------
                                                         3,019         3,195
                                                      ========      ========

Included within other creditors are amounts of Lnil (2000 - L249,000) that relates to unpaid cash awards from the EBT scheme.

The bank loans and overdraft are secured by a floating charge over certain of the Group's assets. The other loans were secured by a second legal charge dated 22 August 1997 over the freehold property.

17.  CREDITORS: amounts falling due after more than one year

                                                          2001          2000
                                                          L000          L000
Bank loans (see note 18)                                   122           149
Obligations under finance leases and
     hire purchase contracts                                 6            31
                                                      --------      --------
                                                           128           180
                                                      ========      ========

18.  LOANS

An analysis of the maturity of loans is given below:

                                                          2001          2000
                                                          L000          L000
Amounts falling due:
In one year or less or on demand                            23            23
Between one and two years                                   23            23
Between two and five years                                  69            69
In five years or more                                       30            57
                                                      --------      --------
                                                           145           172
Less: included in creditors: amounts falling
     due within one year                                    23            23
                                                      --------      --------
                                                           122           149
                                                      ========      ========

Details of loans not wholly repayable within five years are as follows:

                                                          2001          2000
                                                          L000          L000
2.75% above LIBOR loan repayable in quarterly
 instalments of L5,710 maturing 29 May 2007                145           172
                                                      ========      ========

The loan is secured by a first legal charge over the freehold property dated 30 May 1997.

19.  OBLIGATIONS UNDER LEASES AND HIRE PURCHASE CONTRACTS
Annual commitments under non-cancellable operating leases are as follows:

Land and buildings                                        2001          2000
                                                          L000          L000
Operating leases which expire:
  Within one year                                           39            35
  In two to five years                                     379           142
                                                      --------      --------
                                                           418           177
                                                      ========      ========

Amounts due under finance leases and hire purchase contracts:

                                                          2001          2000
                                                          L000          L000
Amounts payable:
  Within one year                                           27            27
  Between two to five years                                  7            34
                                                      --------      --------
                                                            34            61
Less: finance charges allocated to future periods            3             5
                                                      --------      --------
                                                            31            56
                                                      ========      ========

20.  PROVISIONS FOR LIABILITIES AND CHARGES
Provision for Employer's National Insurance liability on share benefits (see note 4)

                                                          2001          2000
                                                          L000          L000
At 1 November                                               23            76
Arising during the year                                     22            23
Utilised                                                     -           (46)
Unutilised amounts to be reversed                          (16)          (30)
                                                      --------      --------
At 31 October                                               29            23
                                                      ========      ========

The share price at 31 October 2001 used to calculate the year end provision was L0.19 (2000 - L1.36).

21.  FINANCIAL INSTRUMENTS
The Group's financial instruments comprise cash, overdrafts, loans, liquid resources and various items, such as debtors and creditors that arise directly from its operations. It is and has been throughout the period of review, the Group's policy that financial derivatives shall not be used. As a result, the Group has not used interest rate hedges and currency swaps during the year.

The main risks arising from the Group's financial instruments are interest rate risk, foreign currency risk and liquidity risk. The Group monitors its interest rate risk on cash deposits primarily through monthly cash flow forecasting. During the year it was the Group's policy to invest in short term deposits of duration of up to four weeks with tranches maturing on a weekly basis. Currency risk is monitored through cash flow forecasting and currency is held in foreign currency bank accounts only to the extent that it is required for working capital purposes.

SHORT TERM DEBTORS AND CREDITORS
Short term debtors and creditors have been excluded from the following disclosures, other than currency risk disclosures.

INTEREST RATE RISK
The Group finances its operations through shareholder equity, overdrafts, loans and working capital. Throughout the year the Group's exposure to interest rate fluctuations was on its cash deposits, overdrafts and loans, which were all held at floating rates of interest.

FOREIGN CURRENCY RISK
The Group's principal exposure to exchange rate fluctuations arises on the translation of the overseas net assets and losses into sterling for accounting purposes. Throughout the period the Group was not exposed to a material currency risk.

INTEREST RATE RISK PROFILE OF FINANCIAL ASSETS AND LIABILITIES
The interest rate profile of the Group's financial assets and liabilities were:

                                 Floating rate              Floating rate          Net financial
                              financial assets      financial liabilities                 assets
2001                                      L000                       L000                   L000
Sterling                                 7,950                       (176)                 7,774
US Dollar                                  338                          -                    338
Deutschmark                                 22                          -                     22
French Franc                               269                          -                    269
Italian Lira                                54                          -                     54
Australian Dollar                            3                          -                      3
                               ---------------                -----------        ---------------
                                         8,636                       (176)                 8,460
                               ===============                ===========        ===============
2000

Sterling                                19,256                       (535)                18,721
US Dollar                                   52                          -                     52
Deutschmark                                  7                          -                      7
French Franc                               116                          -                    116
Italian Lira                                73                          -                     73
Australian Dollar                            3                          -                      3
                               ---------------                -----------        ---------------
                                        19,507                       (535)                18,972
                               ===============                ===========        ===============

Interest on cash, overdrafts, loans and loan notes is based on floating rates linked to LIBOR.

LIQUIDITY RISK
The Group's objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts and loans. The maturity of financial liabilities is disclosed below.

                                                          2001          2000
                                                          L000          L000
Amounts falling due:
In one year or less or on demand                            48           355
Between one and two years                                   29            48
Between two and five years                                  69            75
In five years or more                                       30            57
                                                      --------      --------
                                                           176           535
                                                      ========      ========

The Group had no undrawn committed facilities at 31 October 2001.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Group's financial instruments which comprises of cash and short term deposits, loans, hire purchase contracts and overdrafts, are carried at cost, which approximates to their fair value.

22.  SHARE CAPITAL
Authorised

                                                           2001             2001             2000             2000
                                                            No.             L000              No.             L000
Ordinary shares of 25p each                          50,000,000           12,500       50,000,000           12,500
                                                     ==========       ==========       ==========       ==========

Allotted, called up and fully paid

                                                           2001             2001             2000             2000
                                                            No.             L000              No.             L000
Ordinary shares of 25p each                          25,113,681            6,278       24,708,916            6,177
                                                     ==========       ==========       ==========       ==========

The following is a summary of the changes in the share capital during the year:
  (i)  The company issued 180,000 shares in January 2001 to P Williams and
       D Rogers upon exercise of share options at 25 pence per share.
  (ii) The company issued a further 224,765 shares in February 2001 to the owners of WebControl GmbH as part consideration for the acquisition.

As at 31 October 2001, the company had warrants outstanding over 500,000 ordinary shares. The holder of a warrant has the right to subscribe for 1 ordinary share for each warrant at the price of L1.00 per ordinary share. The subscription rights are exercisable on any day during the periods in respect of each of the financial years of the company ending on 31 October 1999, 31 October 2000 and 31 October 2001 (i) commencing on the date following the date on which the interim results of the company are posted to shareholders and ending at 3.00pm on the thirtieth day thereafter or, if such day is not a business day, the next following business day and (ii) commencing on the day following the day on which the audited accounts of the company together with the directors' and auditors' reports thereon are posted to shareholders and ending at 3.00pm on the thirtieth day thereafter or, if such day is not a business day, the next following business day (each such period being a "Subscription Period").

The company has an unapproved share option scheme and a Long Term Incentive Plan under which options have been granted to certain executives and employees. At 31 October 2001, options outstanding under these schemes were as follows:

                                              Options           Options
Scheme                                    outstanding    exercise price                             Exercise period
Unapproved share
     option scheme                            545,182    L1.15 to L4.90            17 April 2001 to 31 October 2010
Long Term Incentive Scheme                    489,208             L0.25             26 July 2000 to 18 October 2010
Sharesave scheme                               79,524             L0.94                7 March 2004 to 7 March 2006
Approved share option scheme                   35,200             L1.25          26 January 2004 to 26 January 2011

23.  RESERVES

                                                         Share          Merger
                                                       premium         reserve           Other        Profit and
                                                       account         account        reserves      loss account
                                                          L000            L000            L000              L000
At 1 November 1999                                       1,863          11,105             560            (4,412)
Exchange differences on retranslation of
 net assets of subsidiary undertakings                       -               -               -                 7
Retained loss for the year                                   -               -               -            (7,998)
Arising in connection with UITF 17 - note 4                  -               -             120                 -
Transfer on issue of shares                                  -               -             (50)               50
Arising on issue of new shares                          26,250               -               -                 -
Issue costs                                             (2,098)              -               -                 -
Issued to EBT                                              429               -               -              (512)
                                                      --------      ----------       ---------          --------
At 31 October 2000                                      26,444          11,105             630           (12,865)
Retained loss for the year                                   -               -               -           (19,658)
Exchange differences on retranslation of
 net assets of subsidiary undertakings                       -               -               -                 1
Arising in connection with
 UITF 17 - note 4                                            -               -             360                 -
Transfer on issue of share to
 employees from the EBT                                      -               -            (481)              481
Arising on issue of new shares
 for the acquisition of WebControl GmbH                    172               -               -                 -
                                                      --------      ----------       ---------          --------
At 31 October 2001                                      26,616          11,105             509           (32,041)
                                                      ========      ==========       =========          ========

24.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                          2001          2000
                                                          L000          L000

Total recognised gains and losses                      (19,657)       (7,992)
Other movements:
New shares issued                                          273        24,916
UITF 17 charge                                             360           120
                                                      --------      --------
Net addition to shareholders' funds                    (19,024)       17,044
Shareholders' funds at 1 November                       31,491        14,447
                                                      --------      --------
Shareholders' funds at 31 October                       12,467        31,491
                                                      ========      ========

25.  NOTES TO THE STATEMENT OF CASH FLOWS
(a) Reconciliation of operating loss to net cash outflow from operating activities

                                                          2001          2000
                                                          L000          L000
Operating loss (including loss in joint venture)       (20,283)       (8,597)
Depreciation                                               963           346
Amortisation of goodwill                                11,766         3,294
Increase in stocks                                         (47)         (227)
Increase in debtors                                       (958)       (1,771)
Increase in creditors                                       94         1,595
Increase/(decrease) in other provisions                      6           (52)
Charge in connection with UITF 17 (see note 4)             344           119
Share of loss of associate                                 145            70
                                                      --------      --------
Net cash outflow from operating activities              (7,970)       (5,223)
                                                      ========      ========

(b)  Analysis of changes in net funds:

                                                              At                                            At
                                                      1 November                                    31 October
                                                            1999             Cash flow                    2000
                                                            L000                  L000                    L000
Cash at bank and in hand                                     552                   255                     807
Bank overdrafts                                                -                  (307)                   (307)
                                                      ----------            ----------            ------------
Cash                                                         552                   (52)                    500
Short term deposits *                                        279                18,421                  18,700
Finance lease obligations                                    (75)                   19                     (56)
Long term loans                                             (158)                  (14)                   (172)
Loan notes                                                  (279)                  279                       -
                                                      ----------            ----------            ------------
                                                             319                18,653                  18,972
                                                      ==========            ==========            ============
                                                              At                                            At
                                                      1 November                                    31 October
                                                            2000             Cash flow                    2001
                                                            L000                  L000                    L000
Cash at bank and in hand                                     807                   528                   1,335
Bank overdrafts                                             (307)                  307                       -
                                                      ----------            ----------            ------------
Cash                                                         500                   835                   1,335
Short term deposits *                                     18,700               (11,400)                  7,300
Finance lease obligations                                    (56)                   25                     (31)
Long term loans                                             (172)                   27                    (145)
                                                      ----------            ----------            ------------
                                                          18,972               (10,513)                  8,459
                                                      ==========            ==========            ============

* Short term deposits are included within cash at bank and in hand in the balance sheet.

(c) There were no cash flow effects from exceptional items, other than L249,000 relating to cash awards under the EBT.
(d) Material non-cash transactions - The consideration for the acquisition of WebControl GmbH included the issue of 224,765 ordinary shares of 25 pence each as set out in Note 13.

26.  RELATED PARTY TRANSACTIONS
The Group enters into transactions, in the ordinary course of business, with other related parties.
Transactions entered into and trading balances outstanding as at 31 October 2001 are as follows:

                                                                       Purchases          Amounts           Amounts
                                                      Sales to              from        owed from           owed to
                                                       related           related          related           related
                                                         party             party            party             party
                                                          L000              L000             L000              L000
Xworks Plc & its subsidiaries                               11                 -                4                 -
Wise & Co.                                                   -                15                -                 3
                                                   ===========       ===========      ===========       ===========

Transactions entered into and trading balances outstanding as at 31 October 2000 were as follows:

                                                                       Purchases          Amounts           Amounts
                                                      Sales to              from        owed from           owed to
                                                       related           related          related           related
                                                         party             party            party             party
                                                          L000              L000             L000              L000
Coms.Com Ltd                                                 4                 2                1                 -
XWorks Ltd                                                   1                 -                1                 -
Space 7 Ltd                                                 12                33                -                12
Quantum Products Ltd                                         8                 7                1                 -
Cornerstone Investments Properties Ltd                       -                22                -                 -
Click 4 Home Ltd                                             -                 -                -                 -
Wise & Co.                                                   -               130                -                25
                                                   ===========       ===========      ===========       ===========

Jason Drummond was a majority shareholder in and director of Coms.Com Group Plc which wholly-owns Coms.com Ltd, and a majority shareholder in XWorks Ltd. Quantum Products is a subsidiary undertaking of XWorks Ltd.
Space 7 Ltd is an associated company of XWorks Ltd.
Jonathan Wales was a non-executive director and a shareholder of Click 4 Home
Ltd.
Jonathan Wales was a partner of Wise & Co. during the period to 31 December
2000.
At 31 October 1999, Jason Drummond had a balance due to him, in the form of loan notes, of L279,224. This loan was repaid during fiscal 2000.
Included in creditors at 31 October 1999 was a loan from Barbara Drummond, the mother of Jason Drummond, of L42,004. This loan was repaid during the year. Virtual Internet (UK) limited leased property from Cornerstone Investments Properties Limited during fiscal 2000. Coms.Com Group Plc owns 100% of Cornerstone Investments Properties Limited.

27.  CONTINGENT LIABILITIES
Virtual Internet Plc has been named, along with 68 other registrars, as a defendant in an action known as the "Smiley litigation" alleging that the procedure for allocating .biz domain names constituted an illegal lottery under the laws of the state of California. The claim was filed at court in California in July 2001. As at 16 January 2002 no court papers have been served on the Company. If they are and the action proceeds, the Company will be obliged to incur professional fees in advising on its position and may be obliged to pay further unspecified damages to .biz applicants. It is not practicable to estimate the extent of any potential liability arising from this possible action. Fees received in respect of any voided applications will not be charged to customers and adjustment has been made where necessary to cover the costs of any refunds due.

28.  ULTIMATE CONTROLLING PARTY
At 31 October 2001, Virtual Internet Plc's ultimate controlling party was Mr Jason Drummond, a director of the company.

29.  SUBSEQUENT EVENTS
In March 2002 Virtual Internet Plc was purchased by Register.Com (UK) Limited, a subsidiary of Register.com, Inc.

On 10 May 2002, Virtual Internet Plc sold the web-hosting division of the business. Under such sale, Virtual Internet Plc sold Virtual Internet (UK) Limited and the trading assets of Virtual Internet SarL and Virtual Internet Srl for total consideration of $500,000. Prior to this disposal the freehold property and some other assets and liabilities were transferred from Virtual Internet (UK) Limited to Virtual Internet Plc, and all intercompany debts were waived.

30. SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
The Group's accounts have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from US generally accepted accounting principles in the United States ("US GAAP"). The significant differences are summarised below:

Basis of presentation and intangible assets

On 19 January 1999, the Company acquired Virtual Internet Limited for consideration of L15,050,000 satisfied by the issue of 14,000,000 ordinary shares, cash of L400,000 and loan notes of L650,000. Under UK GAAP this transaction was accounted for as an acquisition of Virtual Internet Limited by Virtual Internet Plc and the Company recorded goodwill of L15,308,568.
Under US GAAP, this transaction would have been accounted for as a reverse acquisition of Virtual Internet Plc by Virtual Internet Limited as the sole shareholder of Virtual Internet Limited became the controlling shareholder of Virtual Internet Plc as a result of the transaction. Cash paid to the controlling shareholder would have been accounted for as a dividend.

Revenue recognition

One of the significant sources of revenues is domain name registration and renewal services. Generally, the domain names that are registered are for a one-year or a multiple-year term. Under UK GAAP, the Company recognises revenue from domain name registrations during the period in which the domain name is registered or renewed. Under US GAAP, domain registration fees are recognised straight-line over the term of the registration or registration renewal. Revenue relating to time-based services that are invoiced in advance are generally deferred and recognised as the services are performed.

Cost of sales

Cost of sales includes domain name registry fees that represent amounts paid to registries for registration and renewals of domain names. Under UK GAAP, the Company records the expense for the domain name registration during the period in which the name is registered or renewed. Under US GAAP, such fees are recognized on a straight-line basis over the term of the registration or registration renewal.

Fixed asset investments

Included in Fixed Asset Investments are amounts in respect of Virtual Internet Plc ordinary shares held by employee share trusts. Under US GAAP, these amounts would be treated as Treasury Stock and deducted from shareholder's equity.

Employee Share Incentives

The Company accounts for share option schemes in accordance with UITF Abstract 17, "Employee Share Schemes" and National Insurance contributions related to such schemes in accordance with UITF Abstract 25, "National Insurance Contributions on Share Option Gains". Under US GAAP, the Company would have accounted for stock option grants to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations because the Company believes the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation, requires the use of option valuation models that were not developed for use in valuing employee stock options.

The Company does not recognise a charge in the profit and loss account in respect of SAYE share option awards in accordance with the exemption provided in UITF Abstract 17. Under US GAAP, a charge would be recorded in the profit and loss account for the intrinsic value of such option at the date of grant. Under UK GAAP the charge for National Insurance contributions are accrued based on the latest National Insurance rate applied to the intrinsic value of options at each period end and spread over the performance period. Under US GAAP, National Insurance contributions would be recognised only when the option is exercised.

On the setting up of the Employee Benefit Trust Scheme (EBT) it was envisaged that the award to beneficiaries would be made only in shares. In 2000, the trustees of the EBT determined that the potential benefits which had been made available to employees of the Group since the EBT was set up should be awarded and that no more awards should be made under the scheme as the Group had set up new employee share incentive schemes. However, beneficiaries of the trust were given the choice of whether to receive their award in shares or cash. As a result of this change, the charge associated with awards made in cash was reversed and replaced with a charge which reflected the cash paid to the beneficiaries. Under US GAAP, the charge previously recognised would not have been reversed. In addition, because the cash settlement did not exceed the fair value of the shares the employees were entitled to at the time of the settlement, an additional expense equal to the cash settlement would be recorded under US GAAP.

Option grants by primary shareholder

During August 2001, Jason Drummond the primary shareholder granted options over 280,000 shares each directly to two executive directors of the Company from his personal shareholding, excersisable for L1 in aggregate. Under UK GAAP, a charge was not recorded in the profit and loss account for the value of the shares granted to the executive directors. Under US GAAP, this transaction would have been accounted for as a principal shareholder transaction and a charge would have been recorded in the profit and loss account for the value of the shares granted.

The following tables provide a reconciliation between loss for the financial year under UK GAAP and net loss under US GAAP, a statement of comprehensive income, a reconciliation between shareholders' equity under UK GAAP and under US GAAP, and a summary of cash flows under US GAAP.

Income/(loss)

                                                                                       Year ended 31
                                                                                         October
                                                                                    2001           2000
                                                                                --------       --------
                                                                                    L000           L000
Loss for the financial year as reported in the consolidated profit               (19,658)        (7,998)
and loss account under UK GAAP
Adjustments
   Turnover                                                                       (1,530)        (2,058)
   Cost of sales                                                                     229          1,089
   Employee share incentives                                                        (182)          (576)
   Goodwill amortisation                                                           1,498          3,061
  Impairment of goodwill                                                           8,353              -
                                                                                --------       --------
Net loss in accordance with US GAAP                                              (11,290)        (6,482)
                                                                                ========       ========

Basic and diluted net loss per ordinary share                                      (45.4)p        (28.2)p

Comprehensive Income/(loss)

Comprehensive loss under US GAAP is as follows:

                                                                                      Year ended 31
                                                                                         October
                                                                                    2001           2000
                                                                                --------       --------
                                                                                    L000           L000
Net loss in accordance with US GAAP
Other comprehensive income/(loss):                                               (11,290)        (6,436)
   Currency translation differences                                                    1              6
                                                                                --------       --------
Comprehensive income in accordance with US GAAP                                  (11,289)        (6,430)
                                                                                ========       ========

Shareholders' equity

                                                                                        31 October
                                                                                    2001           2000
                                                                                --------       --------
                                                                                    L000           L000
Shareholders' equity as reported in the consolidated
 balance sheet under UK GAAP                                                      12,467         31,491
Adjustments:
   Debtors:
        Prepaid domain name registry fees                                          1,810          1,580
    Goodwill:
       Cost                                                                      (11,105)       (11,105)
       Accumulated amortisation                                                   11,105          1,254
    Investments                                                                     (127)             -
   Creditors:
       Deferred Revenue                                                           (5,002)        (3,470)
   Provision for liabilities and charges
       Accrual for National Insurance                                               (179)             -
                                                                                --------       --------
Shareholders' equity in accordance with US GAAP                                    8,969         19,750
                                                                                ========       ========

Consolidated statement of cash flows

The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but differs with regard to classification of items within the statement and as regards the definitions of cash under UK GAAP and cash and cash equivalents under US GAAP.

Under US GAAP cash and cash equivalents include short-term highly liquid investments but do not include bank overdrafts. Under UK GAAP, cash flows are presented separately for operating activities, dividends received from associates, return on investments and servicing of finance, taxation, capital expenditures and financial investment, acquisitions, equity dividends and management of liquid resources and financing. US GAAP, however, require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included in operating activities under US GAAP. Under US GAAP capital expenditure and financial investment and acquisitions are reported within investing activities. The categories of cash flow activity under US GAAP can be summarised as follows:

                                                                                      Year ended 31
                                                                                         October
                                                                                -----------------------
                                                                                    2001           2000
                                                                                --------       --------
                                                                                    L000           L000
Net cash provided by operating activities                                         (7,652)        (4,315)
Net cash used in investing activities                                             (3,109)        (1,639)
Net cash provided by financing activities                                           (111)        24,632
                                                                                --------       --------
Net increase (decrease)/ increase in cash and cash equivalents                   (10,872)        18,678
                                                                                --------       --------
Cash and cash equivalents at the beginning of the year                            19,507            829
                                                                                --------       --------
Cash and cash equivalents at the end of the year                                   8,635         19,507
                                                                                --------       --------